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                                                                   Exhibit 10.18

                              REINSURANCE AGREEMENT

                             EFFECTIVE JULY 1, 2004

                                     BETWEEN

                     CAPITOL SPECIALTY INSURANCE CORPORATION
                               MADISON, WISCONSIN

                                       AND

                        DARWIN NATIONAL ASSURANCE COMPANY
                             FARMINGTON, CONNECTICUT

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                                TABLE OF CONTENTS

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Preamble.................................................................     1

ARTICLE I      BUSINESS COVERED..........................................     1

ARTICLE II     EFFECTIVE DATE, TERM AND CANCELLATION.....................     1

ARTICLE III    TERRITORY.................................................     2

ARTICLE IV     RETENTION AND LIMIT.......................................     2

ARTICLE V      ULTIMATE NET LOSS.........................................     2

ARTICLE VI     EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS POLICY LIMITS....     3

ARTICLE VII    REINSURANCE PREMIUM AND COMMISSION........................     4

ARTICLE VIII   REPORTS AND REMITTANCES...................................     4

ARTICLE IX     CLAIMS....................................................     5

ARTICLE X      SALVAGE AND SUBROGATION...................................     5

ARTICLE XI     RESERVES AND TAXES........................................     6

ARTICLE XII    OFFSET....................................................     6

ARTICLE XIII   ERRORS OR OMISSIONS.......................................     6

ARTICLE XIV    INSOLVENCY................................................     6

ARTICLE XV     REINSURER'S SECURITY......................................     7

Signatures...............................................................     9
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                              REINSURANCE AGREEMENT
                  (hereinafter referred to as the "Agreement")

                                     Between

                        DARWIN NATIONAL ASSURANCE COMPANY
                             Farmington, Connecticut
                    (hereinafter referred to as "Reinsurer")

                                       and

                     CAPITOL SPECIALTY INSURANCE CORPORATION
                               Madison, Wisconsin
                   (hereinafter referred to as the "Company")

                                    ARTICLE I
                                BUSINESS COVERED

          A. This Agreement is to indemnify the Company on a quota share basis in respect of the Company's Ultimate Net Loss which the Company may pay as a result of losses:

          (i) arising from the unearned premium reserve on Policies of Capitol Specialty Insurance Corporation in-force as of July 1, 2004 written by Darwin Professional Underwriters, Inc.; and

          (ii) arising from Policies of Capitol Specialty Insurance Corporation written on or after July 1, 2004 by Darwin Professional Underwriters, Inc.

          B. This Agreement is solely between the Company and the Reinsurer, and nothing contained in this Agreement shall create any obligations or establish any rights against the Company or the Reinsurer in favor of any person or entity not a party hereto.

          C. The term "Policies" shall mean binders, policies and contracts of insurance or reinsurance on the lines of business covered hereunder.

          D. Under this Agreement, the indemnity for reinsured loss applies to all lines of business written or assumed by the Company.

                                   ARTICLE II
                      EFFECTIVE DATE, TERM AND CANCELLATION

          A. This Agreement shall become effective 12:01 a.m., Central Standard Time, July 1, 2004, for six months through 12:01 a.m., Central Standard Time, January 1, 2005, and for each subsequent twelve-month period.

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          B. Upon termination of this Agreement, the reinsurance under this
Agreement shall remain in effect for all Policies to which this Agreement attached, including those which are in-force on the expiration date until their cancellation, non-renewal or natural expiration, whichever occurs first. The reinsurance under this Agreement shall also remain in effect for Policies which are required by a regulatory agency to be renewed or extended after the termination of this Agreement.

          If this Agreement shall terminate while a loss covered hereunder is in progress, it is agreed that, subject to the other conditions of this Agreement, Reinsurer shall indemnify the Company as if the entire loss had occurred during the time this Agreement is in-force provided the loss covered hereunder started before the time of termination.

          C. Cancellation of this agreement may occur with ninety (90) days prior written notice, initiated by either party, by certified or registered mail.

                                   ARTICLE III
                                    TERRITORY

          Subject to the limitations in Article 1, this Agreement applies to Policies issued by the Company within the United States of America, its territories and possessions. This Agreement shall apply to losses covered hereunder wherever occurring.

                                   ARTICLE IV
                               RETENTION AND LIMIT

          A. The Company shall retain zero percent (0%), net of any other outside reinsurance purchased, of Ultimate Net Loss as respects any one loss occurrence. Reinsurer shall fully reimburse the Company for any and all losses and expenses arising from the failure of an unaffiliated reinsurer to timely pay the Company amounts due Company in connection with business covered by this Agreement. The Reinsurer shall then be liable for the amount by which the Company's Ultimate Net Loss exceeds the Company's retention.

          B. The Company's retention and the Reinsurer's limit of liability for each loss occurrence, as set forth above, shall apply irrespective of the number of Policies affected or number of hazards in one policy and regardless of the number of lines of business involved.

                                    ARTICLE V
                                ULTIMATE NET LOSS

          A. The term "Ultimate Net Loss" used herein shall mean the actual sum paid or payable by the Company in settlement of losses or liability after making deductions for all recoveries, all salvages, and all claims upon other reinsurances which


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inure to the benefit of the Reinsurer under this Agreement to the extent such amounts are actually collected by the Company. Ultimate Net Loss shall exclude unallocated loss adjustment expenses incurred by the Company. Ultimate net loss will be inclusive of loss expense arising from declaratory judgment expense and one hundred percent (100%) of any claims related extra contractual obligations and/or excess of policy limits,

          B. The term "Ultimate Net Loss" shall, in addition, include Extra Contractual obligations as defined in ARTICLE VI - EXTRA CONTRACTUAL OBLIGATIONS and EXCESS POLICY LIMITS, but only as respects business covered under this Agreement.

          C. All Allocated Loss Adjustment Expenses defined below shall be paid on a pro rata basis, and the Reinsurer shall indemnify the Company for that portion of the Company's Allocated Loss Adjustment Expenses allocated to a single loss occurrence which bears the same ratio to total Allocated Loss Adjustment Expenses as the Reinsurer's portion of the Company's Ultimate Net Loss, bears to the entire amount of the Company's Ultimate Net Loss.

          D. In the event a verdict, award or judgment is ultimately compromised, reduced or revised on appeal, the Reinsurer shall indemnify the Company for the Allocated Loss Adjustment Expenses incurred in obtaining such reduction or reversal in the ratio that the benefit the Reinsurer derives from such reduction, reversal or compromise bears to the total benefit derived therefrom.

          E. The term "Allocated Loss Adjustment Expenses" shall mean all allocated expenses incurred by the Company in connection with the investigation, settlement, defense or mitigation of any claim or loss which is the subject matter of Policies written by the Company, provided such Policies are the subject of this Agreement and shall exclude the salaries of the Company employees, office expenses or any other unallocated expenses.

          F. All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and the parties shall make all necessary adjustments hereto.

          G. Nothing in this Article V shall be construed to mean that losses are not recoverable hereunder until the Ultimate Net Loss of THE COMPANY has been ascertained.

                                   ARTICLE VI
             EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS POLICY LIMITS

          A. This Agreement shall protect the Company where the Ultimate Net Loss includes Extra Contractual Obligations or Excess Policy Limits.


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          B. "Extra Contractual Obligations" are defined as those liabilities not covered under any provision of this Agreement which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation of an appeal consequent upon such action.

          C. "Excess Policy Limits" are defined as those damages payable in excess of the policy limit as a result of alleged or actual negligence, fraud, or bad faith in failing to settle and/or rejecting a settlement within the policy limit, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action.

          D. The date on which an Extra Contractual Obligation or Excess Policy Limits is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.

                                   ARTICLE VII
                       REINSURANCE PREMIUM AND COMMISSION

          A. The Company shall pay to the Reinsurer:

          100% of the written premium charged and collected by the Company in connection with the Policies referenced in Article I(A)(ii), net of any other outside reinsurance purchased on this subject premium, plus 100% of the unearned premium charged and collected by the Company in connection with the Policies referenced in Article I(A)(i), net of any other outside reinsurance purchased on this subject premium.

          The reinsurance premiums set forth above shall be subject to a commission allowance payable to the Company in an amount equal to the compensation paid by the Company to Darwin Professional Underwriters, Inc. in relation to such business. The Reinsurer shall also compensate the Company for additional expenses incurred by the Company in an amount equal to one percent (1%) of the premium ceded in connection with the Policies described in Article I(A), provided that such additional compensation shall not exceed twenty five thousand dollars ($25,000) in any single calendar year.

                                  ARTICLE VIII
                             REPORTS AND REMITTANCES

          A. The Company shall furnish the Reinsurer with all necessary data respecting losses for as long as one of the parties hereto has a claim against the other arising from this Agreement.


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          B. Within 15 days of the end of any month the Company shall furnish the Reinsurer with a report of reinsurance premium due. Any balances shown to be due will be remitted with said report.

          C. Payment by the Reinsurer of its proportion of loss and Allocated Loss Adjustment Expenses paid by the Company shall be made by the Reinsurer to the Company within 15 days after proof of payment is received by the Reinsurer. The Reinsurer shall have the right, at its option, to offset the amount of loss against any reinsurance premium and/or commission balance or balances past due.

                                   ARTICLE IX
                                     CLAIMS

          The Company shall promptly notify the Reinsurer of each claim, which may involve the reinsurance provided hereunder and of all subsequent developments relating thereto, stating the amount claimed and estimate of the Company's Ultimate Net Loss and Allocated Loss Adjustment Expenses.

                                    ARTICLE X
                             SALVAGE AND SUBROGATION

          A. The Reinsurer shall be subrogated, as respects any loss for which the Reinsurer shall actually pay or become liable, but only to the extent of the amount of payment by or the amount of liability to the Reinsurer, to all the rights of the Company against any person or other entity who may be legally responsible in damages for such loss. The Company hereby agrees to enforce such rights, but in case the Company shall refuse or neglect to do so, the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or its policyholders, or otherwise to enforce such rights.

          B. Any recoveries, salvages or reimbursements applying to risks covered under this Agreement shall always be used to reimburse the excess carriers (from the last to the first, beginning with the carrier of the last excess), according to their participation, before being used in any way to reimburse the Company for its primary loss.

          C. In the event there are any recoveries, salvages or reimbursements recovered subsequent to a loss settlement, it is agreed that if the expenses incurred in obtaining salvage or other recoveries are less than the amount recovered, such expenses shall be borne by each party in the proportion that each party benefits from the recoveries; otherwise, the amount recovered shall first be applied to the reimbursement of the expense of recovery and the remaining expense shall be borne by the Company and the Reinsurer in proportion to the liability of each party for the loss before such recovery had been obtained. Expenses hereunder shall exclude all office expenses of the Company and all salaries and expenses of its officials and employees.


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                                   ARTICLE XI
                               RESERVES AND TAXES

          A. The Reinsurer shall maintain legal reserves with respect to claims hereunder.

          B. The Reinsurer shall reimburse the Company for any taxes which the Company may be obligated to pay in connection with the Policies reinsured pursuant to this Agreement.

                                   ARTICLE XII
                                     OFFSET

          Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other party hereto under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into by and between them, and may offset the same against any balance or balances due or to become due to the former from the latter under the same or any other reinsurance agreement between them; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the agreement or the different agreements involved, provided however, that, in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of sec. 645.56, Wis. Stats.

                                  ARTICLE XIII
                               ERRORS OR OMISSIONS

          Errors or omissions on the part of the Company shall not invalidate the reinsurance under this Agreement.

                                   ARTICLE XIV
                                   INSOLVENCY

          A. Notwithstanding any other provision to the contrary, in the event of insolvency of the Company, the reinsurance provided by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company for the business reinsured hereunder, without diminution because of such insolvency, directly to the Company or its liquidator, receiver or statutory successor, except where the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.


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          B. The Reinsurer shall be given written notice of the pendency of each claim or loss, which may involve the reinsurance provided by this Agreement within a reasonable time after such claim or loss, is filed in the insolvency proceeding. The Reinsurer shall have the right to investigate each such claim or loss and interpose, at its own expense, in the proceeding where the claim or loss is to be adjudicated, any defense available to the Company, its liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit, which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

          C. Nothing contained in this Article is intended to change the relationship of the parties to this Agreement or to enlarge upon the rights or obligations of either party hereunder except as provided herein, to wit, to pay the statutory successor of the Company on the basis of the amount of liability determined in the liquidation or receivership proceeding rather than on the basis of the actual amount of loss paid by the liquidator, receiver or statutory successor to allowed claimants.

                                   ARTICLE XV
                              REINSURER'S SECURITY

          It is agreed that when the Company files with an insurance department or establishes reserves for claims covered and unearned premium hereunder, as required by law, the Company shall forward to the Reinsurer a statement showing the proportion of such loss and unearned premium reserves which is applicable to the Reinsurer. In the event that the Company is not permitted by any insurance regulator to take full and complete credit on its financial statements for this reinsurance, the Reinsurer hereby agrees to apply for and secure delivery to the Company of a clean, irrevocable, evergreen and unconditional Letter of Credit or other collateral acceptable to the Company, with a minimum term of one year, that is issued or confirmed, and presentable and payable in the United States by any bank or trust company, and is in a format acceptable to the governmental authority having jurisdiction over the Company's reserves, in an amount equal to the Reinsurer's proportion of such loss and unearned premium and commission reserves.

          The Company and the Reinsurer agree that the Letter of Credit or other collateral acceptable to the Company provided by the Reinsurer under this provision may be drawn upon at any time, notwithstanding any other provisions in this Agreement, including and without limitation by any liquidator, rehabilitator, receiver or conservator of such Company for the following purposes:

          (1) to reimburse the Company for the Reinsurer's share of the Ultimate Net Losses paid by the Company and which has not otherwise been paid by the Reinsurer;


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          (2) to reimburse the Company for the Reinsurer's share of premium returned under Policies reinsured under this Agreement on account of cancellation of such Policies and which has not otherwise been paid by the Reinsurer;

          (3) to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for amounts ceded under this Agreement. Such cash deposits shall be held in an interest bearing account separate from the Company's other assets, and interest thereon shall accrue to the benefit of the Reinsurer. Such amount shall include, but not be limited to, amounts for reserves for claims and losses incurred, including losses incurred but not reported, loss adjustment expenses, and unearned premiums;

          (4) to reimburse the ceding insurer for the assuming insurer's share of surrenders and benefits or losses paid by the ceding insurer under the terms and provisions of the Policies reinsured under this Agreement; and

          (5) to pay any other amounts the Company claims are due under this Agreement.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

          In Madison, Wisconsin, this 21st day of September, 2004.

                                        CAPITOL SPECIALTY INSURANCE CORPORATION


                                        By: /s/ David F. Pauly
                                            ------------------------------------
                                            David F. Pauly
                                            President and Chief Executive
                                            Officer

          And in Farmington, Connecticut this 22nd day of September, 2004.


                                        DARWIN NATIONAL ASSURANCE COMPANY


                                        By: /s/ John L. Sennott, Jr.
                                            ------------------------------------
                                            John L. Sennott, Jr.
                                            Chief Financial Officer


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